UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 17, 2012, Agenus Inc. reported that an abstract entitled, "A Phase 2 multicenter trial of autologous heat shock protein-peptide vaccine (HSPPC-96; vitespen) for recurrent glioblastoma multiforme (GBM) patients shows improved survival compared to a contemporary cohort controlled for age, KPS and extent of resection," was presented byDr. Andrew Parsa, Professor, Department of Neurological Surgery, University of California San Francisco, during Plenary Session II at the 80th American Association of Neurological Surgeons (AANS) Annual Scientific Meeting in Miami, Florida.

Further, the Cancer Therapy Evaluation Program of the National Cancer Institute (NCI) recently approved a study of the HSPPC-96 vaccine in a large, randomized Phase 2 trial in combination with bevacizumab in patients with surgically resectable recurrent GBM. The study, which is in its early planning stages, would be sponsored by the Alliance for Clinical Trials in Oncology (referred to as the "Alliance"), an NCI cooperative group formed by the merger of the American College of Surgeons Oncology Group, Cancer and Leukemia Group B, and the North Central Cancer Treatment Group.

The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1 Press Release dated April 17, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
April 17, 2012 (Date)	/s/ GARO H. ARMEN Garo H. Armen Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 17, 2012